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                                                                    EXHIBIT 3.2

                               GILAT-TO-HOME INC.

                                   * * * * *

                          AMENDED AND RESTATED BY-LAWS

                         (AS ADOPTED ON MARCH 14, 2000)

                                   * * * * *


                                   ARTICLE I

                                    OFFICES

             Section 1. The registered office of Gilat-to-Home Inc. (the "Corporation") in the State of Delaware shall be in the City of Wilmington, County of New Castle.

             Section 2. The Corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

             Section 1. All meetings of the stockholders for the election of directors shall be held at such place either within or without the State of Delaware, but within the United States of America, as shall be designated from time to time by the board of directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, but within the United States of America, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

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             Section 2. Unless directors are elected by written consent in lieu of an annual meeting as permitted by Section 228 of the Delaware General Corporation Law, and in accordance with the certificate of incorporation of the Corporation, an annual meeting of stockholders shall be held at such date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a board of directors. Subject to the provisions of the certificate of incorporation of the Corporation, stockholders may act by written consent to elect directors; provided, however, if such consent is less than unanimous, such action by written consent may be in lieu of holding an annual meeting only if all of the directorships to which directors could be elected at an annual meeting held at the effective time of such action are vacant and are filled by such action. Any other business properly brought before an annual meeting may be transacted at such meeting.

             If an annual meeting of Stockholders for election of directors is not held on the date designated therefor or action by written consent to elect directors in lieu of such annual meeting has not been effectively taken, the directors shall cause the meeting to be held as soon as is convenient. If there be a failure to hold such annual meeting or to take action by written consent to elect directors in lieu of such annual meeting for a period of thirty days after the date designated for such annual meeting, or if no date has been designated, for a period of thirteen months after the latest to occur of the organization of the Corporation, its last annual meeting or the last action by written consent to elect directors in lieu of an annual meeting, the

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Court of Chancery may order a meeting to be held upon the application of any stockholder or director. The shares of stock represented at such meeting, either in person or by proxy, and entitled to vote thereat, shall constitute a quorum for the purpose of such meeting, notwithstanding any provision of the certificate of incorporation, or any other provision of the by-laws, to the contrary. The Court of Chancery may issue such orders as may be appropriate, including without limitation orders designating the time and place of such meeting, the record date for the determination of stockholders entitled to vote and the form of notice of such meeting.

             Section 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

             Section 4. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the chairman or the president and shall be called by the president or secretary at the request in writing of (a) a majority of the board of directors or (b) stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

             Section 5. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called

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shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

             Section 6. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice and any purpose incidental thereto.

             Section 7. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

             Section 8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any

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meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

             Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any matter brought before such meeting except the election of directors. Directors shall be elected by a plurality of votes of the shares present in person or represented by proxy at such meeting and entitled to vote on the election of directors.

             Section 10. Unless otherwise provided in the certificate of incorporation and subject to Section 5 of Article VI of the by-laws, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

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                                  ARTICLE III

                                   DIRECTORS

             Section 1. The business of the Corporation shall be managed by or under the direction of its board of directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

             Section 2. Subject to the certificate of incorporation, the number of directors which shall constitute the whole board shall be fixed from time to time by resolution of the board of directors. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3 of this Article, and each director elected shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Directors need not be stockholders.

             Section 3. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the

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whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

                       MEETINGS OF THE BOARD OF DIRECTORS

             Section 4. The board of directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware, but in the United States of America.

             Section 5. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided that a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

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             Section 6. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

             Section 7. Special meetings of the board may be called by the chairman or the president on two days' notice to each director, either personally or by mail or by telegram; special meetings shall be called in like manner and on like notice on the written request of two directors, unless the board consists of only one director in which case special meetings shall be called in like manner and on like notice on the written request of the sole director.

             Section 8. At all meetings of the board, a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors. If there is one member of the board, however, then one director shall constitute a quorum. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

             Section 9. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in

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writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

             Section 10. Unless otherwise restricted by the certificate of incorporation or these by-laws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                            COMMITTEES OF DIRECTORS

             Section 11. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

             In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.

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             Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to approving or adopting, or recommending to the stockholders, any action or matter expressly required by Delaware General Corporation Law to be submitted to the stockholders for approval, or adopting, amending or repealing any by-law of the Corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

             Section 12. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

                              RELIANCE ON RECORDS

             Section 13. Each member of the board of directors, or of any committee designated by the board of directors, shall, in the performance of such member's duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation's officers or employees, or committee of the board of directors, or by any other person as to matters such member reasonably believes are within such other person's professional or expert

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competence and who has been selected with reasonable care by or on behalf of the Corporation.

                           COMPENSATION OF DIRECTORS

             Section 14. Unless otherwise restricted by the certificate of incorporation or these by-laws, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their reasonable expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like payment of expenses and compensation for attending committee meetings.

                              REMOVAL OF DIRECTORS

             Section 15. Unless otherwise restricted by the certificate of incorporation or by law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of shares then entitled to vote at an election of directors.


                                   ARTICLE IV

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                                    NOTICES

             Section 1. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

             Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE V

                                    OFFICERS

             Section 1. The officers of the Corporation shall be chosen by the board of directors and shall consist of a president and a secretary. The board of directors may also choose one or more vice-presidents, a treasurer, one or more assistant treasurers and one or more assistant secretaries. Any number of offices may be held by the same person.

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             Section 2. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

             Section 3. The board of directors at its first meeting after each annual meeting of stockholders shall choose the officers of the Corporation each of whom shall hold his or her office until his or her successor is chosen and qualified, or until his or her earlier resignation or removal. If any officers are not chosen at an annual meeting, any such officers may be chosen at any subsequent regular or special meeting.

             Section 4. The salaries of all officers and agents of the Corporation shall be fixed by the board of directors.

             Section 5. Each officer of the Corporation shall hold office until his or her successor is chosen and qualified, or until his or her earlier resignation or removal. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the Corporation shall be filled by the board of directors.

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                                  THE CHAIRMAN

             Section 6. The chairman shall preside at all stockholders' meetings and all meetings of the board of directors at which he or she is present and shall have such other duties as may be assigned to him or her by the board of directors.

                                 THE PRESIDENT

             Section 7. The president shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the board of directors are carried into effect. In the absence of the chairman or in the event of his or her inability or refusal to act, the president shall also perform the duties of the chairman and, when so acting, shall have all the powers of and be subject to all the restrictions upon the chairman.

             Section 8. The president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the Corporation. The president shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.


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                              THE VICE-PRESIDENTS

             Section 9. In the absence of the president or in the event of his or hr inability or refusal to act, the vice-president (or in the event there be more than one vice-president, the vice-presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the president and, when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice-presidents shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                    THE SECRETARY AND ASSISTANT SECRETARIES

             Section 10. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he or she shall be. The secretary shall have custody of the corporate seal of the Corporation and the secretary, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and, when so affixed, it may be attested by the secretary's signature or by the signature of such assistant

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secretary. The board of directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by that officer's signature.

             Section 11. The assistant secretary or, if there be more than one, the assistant secretaries in the order determined by the board of directors (or, if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                     THE TREASURER AND ASSISTANT TREASURERS

             Section 12. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the board of directors.

             Section 13. The treasurer shall disburse the funds of the Corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the chairman, the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his or her transactions as treasurer and of the financial condition of the Corporation.

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             Section 14. If required by the board of directors, the treasurer shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of the treasurer's office and for the restoration to the Corporation, in case of the treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the treasurer's possession or under the treasurer's control belonging to the Corporation.

             Section 15. The assistant treasurer or, if there shall be more than one, the assistant treasurers in the order determined by the board of directors (or, if there be no such determination, then in the order of their election) shall, in the absence of the treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                                   ARTICLE VI

                            CERTIFICATES FOR SHARES

             Section 1. The shares of the Corporation shall be represented by a certificate. Certificates shall be signed by, or in the name of the Corporation by, (a) the chairman or the president or a vice-president of the Corporation and (b) the treasurer or an assistant treasurer or the secretary or an assistant secretary of the

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Corporation. When the Corporation is authorized to issue shares of more than one class, there shall be set forth upon the face or back of the certificate, or the certificate shall have a statement that the Corporation will furnish to any stockholder upon request and without charge, a full statement of the designation, relative rights, preferences, and limitations of the shares of each class authorized to be issued and, if the Corporation is authorized to issue any class of preferred shares in series, the designation, relative rights, preferences and limitations of each such series so far as the same have been fixed and the authority of the board of directors to designate and fix the relative rights, preferences and limitations of other series.

             Section 2. Any of or all the signatures on a certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                               LOST CERTIFICATES

             Section 3. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or

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certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                               TRANSFER OF STOCK

             Section 4. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                               FIXING RECORD DATE

             Section 5. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the board of directors, the record

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date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

             Section 6. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which shall not be more than ten days after the date of upon which the resolutions fixing the record date is adopted by the board of directors. If no record is fixed by the board of directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by the General Corporation Law of Delaware, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meeting of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no

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record date has been fixed by the board of directors and prior action by the board of directors is required by the General Corporation Law of Delaware, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

             Section 7. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which shall not be more than sixty ten days prior to such action. If no record date is fixed by the board of directors, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

                            REGISTERED STOCKHOLDERS

             Section 8. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any


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other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

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                                  ARTICLE VII

                               GENERAL PROVISIONS

                                   DIVIDENDS

             Section 1. Dividends upon the capital stock of the Corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

             Section 2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                ANNUAL STATEMENT

             Section 3. The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

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                                     CHECKS

             Section 4. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

                                  FISCAL YEAR

             Section 5. The fiscal year of the Corporation shall be fixed by resolution of the board of directors. The initial fiscal year shall commence at January 1, 2000 and end on December 31, 2000.

                                      SEAL

             Section 6. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                INDEMNIFICATION

             Section 7. The Corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the General Corporation Law of Delaware.

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                                   INSURANCE

             Section 8. The Corporation shall have the power to purchase and maintain insurance on behalf if any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of these by-laws.

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                                     - 26 -

                                  ARTICLE VIII

                                   AMENDMENTS

             Section 1. These by-laws may be altered, amended or repealed or new by-laws may be adopted by the stockholders or by the board of directors, when such power is conferred upon the board of directors by the certificate of incorporation, at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if notice of such alteration, amendment, repeal or adoption of new by-laws be contained in the notice of such special meeting. If the power to adopt, amend or repeal by-laws is conferred upon the board of directors by the certificate of incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal by-laws.